Exhibit 99.1

FOR IMMEDIATE RELEASE: Bank7 Corp. Announces Q3 2025 Earnings

Oklahoma City, October 15, 2025 – Bank7 Corp. (NASDAQ: BSVN) (“the Company”), the parent company of Oklahoma City-based Bank7 (the “Bank”), today reported unaudited results for the quarter ended September 30, 2025.  “We are delighted to announce another solid quarter, evidenced by strong PPE from our properly matched balance sheet and a resilient core net interest margin. Our robust capital ratios, exceptional liquidity, and location in dynamic geographical markets positions us for sustained growth in 2025,” said Thomas L. Travis, President and CEO of the Company.

For the three months ended September 30, 2025 compared to the three months ended June 30, 2025:

-	Net income of $10.8 million compared to $11.1 million, a decrease of 2.35%
-	Earnings per share of $1.13 compared to $1.16, a decrease of 2.59%
-	Total assets of $1.9 billion compared to $1.8 billion, an increase of 3.00%
-	Total loans of $1.5 billion compared to $1.5 billion, an increase of 2.46%
-	Pre-provision pre-tax earnings (“PPE”) of $14.9 million compared to $14.7 million, an increase of 1.29%
-	Total interest income of $33.7 million compared to $31.8 million, an increase of 6.09%

Both the Bank’s and the Company’s capital levels continue to be significantly above the minimum levels required to be designated as “well-capitalized” for regulatory purposes.  On September 30, 2025, the Bank’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 12.71%, 14.23%, and 15.44%, respectively.  On September 30, 2025, on a consolidated basis, the Company’s Tier 1 leverage ratio, Tier 1 risk-based capital ratio, and total risk-based capital ratios were 12.71%, 14.22%, and 15.43%, respectively.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Non-GAAP Financial Measures:
This earnings release contains the non-GAAP financial measure pre-provision pre-tax earnings.  The Company’s management uses this non-GAAP measure in their analysis of the Company’s performance.  This measure adjusts GAAP performance to exclude from net income, income tax expense, provision for credit losses, and loss on sales and calls of available-for-sale debt securities.

	For the Three Months Ended
	September 30, 2025	June 30, 2025
Calculation of Pre-Provision Pre-Tax Earnings (“PPE”)	(Dollars in thousands)
Net Income	$10,844	$11,105
Income Tax Expense	3,342	3,602
Pre-tax net income	14,186	14,707
Add back: Provision for credit losses	700	-
Add back: (Gain)Loss on sales/calls of AFS debt securities	10	-
Pre-provision pre-tax earnings	$14,896	$14,707

Unaudited Condensed Consolidated Balance Sheets
(Dollar amounts in thousands, except par value)

Assets	September 30, 2025 (unaudited)	December 31, 2024
	(Dollars in thousands)
Cash and due from banks	$241,768	$234,196
Interest-bearing time deposits in other banks	14,935	6,719
Available-for-sale debt securities (amortized cost of $58,771 and $66,445 at September 30, 2025 and December 31, 2024)	54,858	59,941
Loans, net of allowance for credit losses of $19,405 and $17,918 at September 30, 2025 and December 31, 2024, respectively	1,514,822	1,379,465
Loans held for sale	1,883	-
Premises and equipment, net	21,057	18,137
Nonmarketable equity securities	1,169	1,283
Core deposit intangibles	784	878
Goodwill	11,208	8,458
Interest receivable and other assets	28,951	30,731

Total assets	$1,891,435	$1,739,808

Liabilities and Shareholders’ Equity

Deposits
Noninterest-bearing	$340,985	$313,258
Interest-bearing	1,295,842	1,202,213

Total deposits	1,636,827	1,515,471

Income taxes payable	146	77
Interest payable and other liabilities	12,726	11,047

Total liabilities	1,649,699	1,526,595

Shareholders’ equity
Common stock, $0.01 par value; 50,000,000 shares authorized; shares issued and outstanding: 9,451,979 and 9,390,211 at September 30, 2025and December 31, 2024, respectively	95	94
Additional paid-in capital	103,184	101,809
Retained earnings	141,478	116,281
Accumulated other comprehensive loss	(3,021)	(4,971)

Total shareholders’ equity	241,736	213,213

Total liabilities and shareholders’ equity	$1,891,435	$1,739,808

Unaudited Condensed Consolidated Statements of Comprehensive Income
(Dollar amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025 (unaudited)	2024 (unaudited)	2025 (unaudited)	2024 (unaudited)
Interest Income	(Dollars in thousands)
Loans, including fees	$30,914	$30,791	$87,207	$89,834
Interest-bearing time deposits in other banks	160	177	406	675
Debt securities, taxable	266	303	827	2,266
Debt securities, tax-exempt	60	69	187	214
Other interest and dividend income	2,317	2,148	7,315	6,221

Total interest income	33,717	33,488	95,942	99,210

Interest Expense
Deposits	10,691	12,271	30,334	34,752

Total interest expense	10,691	12,271	30,334	34,752

Net Interest Income	23,026	21,217	65,608	64,458

Provision for Credit Losses	700	-	700	-

Net Interest Income After Provision for Credit Losses	22,326	21,217	64,908	64,458

Noninterest Income
Mortgage lending income	391	103	1,000	233
Loss on sales, prepayments, and calls of available-for-sale debt securities	(10)	(4)	(10)	(4)
Service charges on deposit accounts	248	233	697	742
Other	1,581	3,345	4,976	7,881

Total noninterest income	2,210	3,677	6,663	8,852

Noninterest Expense
Salaries and employee benefits	5,829	5,333	16,829	15,740
Furniture and equipment	342	258	954	813
Occupancy	668	711	1,890	1,985
Data and item processing	515	498	1,615	1,437
Accounting, marketing and legal fees	221	218	484	582
Regulatory assessments	248	261	545	984
Advertsing and public relations	212	129	629	358
Travel, lodging and entertainment	112	87	289	270
Other	2,203	1,903	5,729	5,507

Total noninterest expense	10,350	9,398	28,964	27,676

Income Before Taxes	14,186	15,496	42,607	45,634
Income tax expense	3,342	3,719	10,322	11,045
Net Income	$10,844	$11,777	$32,285	$34,589

Earnings per common share - basic	$1.15	$1.26	$3.42	$3.73
Earnings per common share - diluted	1.13	1.24	3.38	3.68
Weighted average common shares outstanding - basic	9,450,984	9,323,622	9,440,655	9,264,616
Weighted average common shares outstanding - diluted	9,597,914	9,498,318	9,565,726	9,402,214

Other Comprehensive Income
Unrealized gains on securities, net of tax expense of $223 and $515 for the three months ended September 30, 2025 and 2024, respectively; net of tax expense of $406 and $638 for the nine months ended September 30, 2025 and 2024, respectively	$713	$1,628	$1,942	$2,025
Reclassification adjustment for realized losses included in net income net of tax of $2 and $1 for the three months ended September 30, 2025, and 2024, respectively; $2 and $1 for the nine months ended September 30, 2025 and 2024, respectively	8	3	8	3
Other comprehensive income	$721	$1,631	$1,950	$2,028
Comprehensive Income	$11,565	$13,408	$34,235	$36,617

	Net Interest Margin
	For the Three Months Ended September 30,
	2025 (unaudited)			2024 (unaudited)
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$228,755	$2,477	4.30%	$191,583	$2,325	4.81%
Debt securities, taxable-equivalent	45,853	266	2.30	51,172	303	2.35
Debt securities, tax exempt	11,972	60	1.99	16,889	69	1.62
Loans held for sale	1,780	-	-	250	-	-
Total loans(1)	1,512,147	30,914	8.11	1,418,512	30,791	8.61
Total interest-earning assets	1,800,507	33,717	7.43	1,678,406	33,488	7.92
Noninterest-earning assets	42,578			40,002
Total assets	$1,843,085			$1,718,408

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$1,040,322	$8,388	3.20%	$922,117	$9,237	3.97%
Time deposits	233,433	2,303	3.91	253,640	3,034	4.75
Total interest-bearing deposits	1,273,755	10,691	3.33	1,175,757	12,271	4.14
Total interest-bearing liabilities	$1,273,755	10,691	3.33	$1,175,757	12,271	4.14

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$320,238			$332,487
Other noninterest-bearing liabilities	11,501			12,221
Total noninterest-bearing liabilities	331,739			344,708
Shareholders’ equity	237,591			197,943
Total liabilities and shareholders’ equity	$1,843,085			$1,718,408

Net interest income		$23,026			$21,217
Net interest spread			4.10%			3.78%
Net interest margin			5.07%			5.02%

(1)	Nonaccrual loans are included in total loans

	Net Interest Margin
	For the Nine Months Ended September 30,
	2025 (unaudited)			2024 (unaudited)
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
	(Dollars in thousands)
Interest-Earning Assets:
Short-term investments	$238,118	$7,721	4.34%	$180,426	$6,896	5.09%
Debt securities, taxable-equivalent	47,248	827	2.34	103,507	2,266	2.92
Debt securities, tax exempt	12,327	187	2.03	17,468	214	1.63
Loans held for sale	1,453	-	-	281	-	-
Total loans(1)	1,453,557	87,207	8.02	1,381,200	89,834	8.66
Total interest-earning assets	1,752,703	95,942	7.32	1,682,882	99,210	7.85
Noninterest-earning assets	41,871			39,499
Total assets	$1,794,574			$1,722,381

Funding sources:
Interest-bearing liabilities:
Deposits:
Transaction accounts	$1,001,583	$23,182	3.09%	$872,635	$25,726	3.93%
Time deposits	235,278	7,152	4.06	255,348	9,026	4.71
Total interest-bearing deposits	1,236,861	30,334	3.28	1,127,983	34,752	4.10
Total interest-bearing liabilities	$1,236,861	$30,334	3.28	$1,127,983	$34,752	4.10

Noninterest-bearing liabilities:
Noninterest-bearing deposits	$319,346			$395,822
Other noninterest-bearing liabilities	10,657			12,219
Total noninterest-bearing liabilities	330,003			408,041
Shareholders’ equity	227,710			186,357
Total liabilities and shareholders’ equity	$1,794,574			$1,722,381

Net interest income		$65,608			$64,458
Net interest spread			4.04%			3.75%
Net interest margin			5.00%			5.10%

(1)	Nonaccrual loans are included in total loans

About Bank7 Corp.

We are Bank7 Corp., a bank holding company headquartered in Oklahoma City, Oklahoma. Through our wholly-owned subsidiary, Bank7, we operate twelve locations in Oklahoma, the Dallas/Fort Worth, Texas metropolitan area and Kansas. We are focused on serving business owners and entrepreneurs by delivering fast, consistent and well-designed loan and deposit products to meet their financing needs. We intend to grow organically by selectively opening additional branches in our target markets as well as pursue strategic acquisitions.

Conference Call

Bank7 Corp. has scheduled a conference call to discuss its third quarter results, which will be broadcast live over the Internet, on Wednesday, October 15, 2025 at 9:00 a.m. central standard time. To participate in the call, dial 1-888-348-6421, or access it live over the Internet at https://app.webinar.net/7lgm0NeVnjQ. For those not able to participate in the live call, an archive of the webcast will be available at https://app.webinar.net/7lgm0NeVnjQ shortly after the call for 1 year.

Cautionary Statements Regarding Forward-Looking Information

This communication contains a number of forward-looking statements. These forward-looking statements reflect Bank7 Corp.’s current views with respect to, among other things, future events and Bank7 Corp.’s financial performance. Any statements about Bank7 Corp.’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. Any or all of the forward-looking statements in (or conveyed orally regarding) this presentation may turn out to be inaccurate. The inclusion of or reference to forward-looking information in this presentation should not be regarded as a representation by Bank7 Corp. or any other person that the future plans, estimates or expectations contemplated by Bank7 Corp. will be achieved.

These forward-looking statements are subject to significant uncertainties because they are based upon:  the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters.  These other matters include, among other things, the impact the direct and indirect effect of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Bank7 Corp. has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that Bank7 Corp. believes may affect its financial condition, results of operations, business strategy and financial needs. Bank7 Corp.’s actual results could differ materially from those anticipated in such forward-looking statements as a result of risks, uncertainties and assumptions that are difficult to predict. If one or more events related to these or other risks or uncertainties materialize, or if Bank7 Corp.’s underlying assumptions prove to be incorrect, actual results may differ materially from what Bank7 Corp. anticipates. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Bank7 Corp. undertakes no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as may be required by law. All forward-looking statements herein are qualified by these cautionary statements.

Contact:

Thomas Travis
President & CEO
(405) 810-8600